Exhibit 10.14

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (DELTA PSUS)
PURSUANT TO THE
RYAN SPECIALTY HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN

* * * * *

Participant: [●]

Grant Date: [●]

Target Number of PSUs Granted (“Target PSUs”): [●]

* * * * *

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (together with any appendix thereto, this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ryan Specialty Holdings, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ryan Specialty Holdings, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance-Based Restricted Stock Units (“PSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.
Acknowledgment of Restrictive Covenants. The Participant acknowledges and agrees that, as a condition of receiving the PSUs hereunder, the Participant will be bound by all of the restrictive covenants set forth in Appendix A of this Agreement, and that such restrictive covenants are in addition to, and not in lieu of, any other restrictive covenants to which the Participant may be subject.
2.
Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.
3.
Grant of PSU Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of PSUs specified above. Except as otherwise provided by the Plan, the

Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments will be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.
4.
Vesting.
(a)
General. Except as otherwise set forth in this Section 4, a number of PSUs (if any) will vest as of [●] (the “Certification Date”) based on the achievement of the Performance Thresholds and the Payout Percentage set forth in Appendix B of this Agreement as of the Certification Date, subject to the Participant’s continued service with the Company or any of its Subsidiaries through [●] (the “Time-Vesting Date”).
(b)
Treatment of Unvested PSUs upon Termination. Except as set forth below, in the event of the Participation’s Termination for any reason prior to the Time-Vesting Date, any PSUs that are unvested as of the date of the Participant’s Termination will be immediately forfeited as of the date of such Termination. Notwithstanding anything in this Section 4 to the contrary:
(i)
in the event the Participant incurs a Termination without Cause prior to the Time-Vesting Date, the PSUs will remain outstanding and eligible to vest on the Certification Date in accordance with Appendix B based on the applicable Performance Thresholds and Payout Percentage, but with the number of PSUs earned pro-rated, with such proration effected by multiplying (A) the number of PSUs earned as of the Certification Date by (B) a fraction, (I) the numerator of which is the number of days the Participant is employed by or providing services to the Company or any of its Subsidiaries during the period from the Grant Date through the Time-Vesting Date (such period, the “Award Term”) and (II) the denominator of which is the total number of days in the Award Term, with any earned PSUs settled following the Certification Date in accordance with Section 6; and
(ii)
in the event the Participant incurs a Termination due to the Participant’s death or Disability, a number of PSUs equal to the actual number of PSUs earned as of the date of such Termination shall vest in accordance with Appendix B as of the date of such Termination, measured based on actual Payout Percentage and actual achievement of the applicable Performance Thresholds but with (A) the Initial Performance Period deemed to have ended as of the date of such Termination, (B) the [●] Condition deemed achieved as of the date of such Termination and (C) the [●] Condition deemed achieved as of the date of such Termination.

Any portion of the PSUs that does not vest pursuant to this Section 4(b) following the date of the Participant’s Termination shall be forfeited. Notwithstanding the foregoing, any shares of Common Stock that are delivered in respect of any PSUs that vest pursuant to the Participant’s Disability cannot be sold, contracted to sell, pledged or otherwise transferred or disposed of until the earlier of (I) two years following the date of such Termination or (II) the Certification Date. For the avoidance of doubt, any shares of Common Stock that are delivered in respect of any PSUs that vest due to the Participant’s death will be immediately available upon vesting and will not be subject to any further transfer restrictions.

(c)
Change in Control. In the event of a Change in Control of the Company prior to the forfeiture or settlement of the PSUs, unless otherwise determined by the Committee in its sole discretion, subject to the Participant’s continuous employment or service with the Company or any of its Subsidiaries through the date of such Change in Control, the PSUs shall be converted, as of the date of such Change in Control, into time-based Restricted Stock Units of the Company or the applicable successor entity (the “Converted RSUs”), with the number of Converted RSUs calculated based on the greater of (i) actual

Payout Percentage and actual achievement of the Performance Thresholds, calculated (A) as though the Initial Performance Period had ended as of the date of such Change in Control, (B) with the [●] Condition deemed achieved as of the date of such Change in Control and (C) with the [●] Condition deemed achieved as of the date of such Change in Control, or (ii) the Target PSUs, which Converted RSUs shall vest in full on the earlier of (x) the Time-Vesting Date or (y) the date of the Participant’s Termination without Cause or due to the Participant’s death or Disability, in each case, subject to the Participant’s continuous employment or service with the Company or any of its Subsidiaries (including the surviving entity resulting from such Change in Control) through the applicable vesting date.
(d)
Change in Control Definition. Notwithstanding anything in the Plan to the contrary, in no event will a transfer of securities of the Company by (i) Patrick G. Ryan (“Pat Ryan”) to any of his Family Members, (ii) any of Pat Ryan’s Family Members to any of their respective Family Members or (iii) any of the foregoing Persons to a non-profit entity constitute a Change in Control.
(e)
Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the PSUs at any time and for any reason.
5.
Clawback. If the Participant incurs a Termination for Cause or a Restrictive Covenant Breach (as defined below) occurs and written notice of such Restrictive Covenant Breach is given to the Participant by the Company, then all of the PSUs (whether vested or not vested) and any Shares or cash previously delivered on settlement of the PSUs shall be automatically forfeited to the Company for no consideration effective as of the date of such Termination for Cause or Restrictive Covenant Breach. In the event the Participant has sold or otherwise disposed of any PSUs or any such Shares, the Participant shall promptly (and in no event later than ten (10) days following the date of such Termination for Cause or such written notice of a Restrictive Covenant Breach) pay to the Company the Fair Market Value of such securities at the time of such sale or disposition. For purposes of this Agreement, a “Restrictive Covenant Breach” means a breach (as determined by the Board in its sole discretion) by Participant in any material respect of the provisions of Appendix A, attached hereto, or any other non-competition, non-solicitation, confidentiality or other similar covenant made by Participant in favor of the Company or any of its Affiliates. Additionally, the Participant’s rights with respect to the PSUs will in all events be subject to (a) any right that the Company may have under the Company’s Clawback Policy or any Company recoupment policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law.
6.
Delivery of Shares.
(a)
General. Subject to the provisions of Section 6(b) hereof, within 30 days following the vesting of the PSUs, the Participant will receive the number of shares of Common Stock that correspond to the number of PSUs that have become vested on the applicable vesting date. Without limiting the foregoing, in lieu of delivering only shares of Common Stock, the Committee may, in its sole discretion, settle any vested PSUs by payment to the Participant in cash of an amount equal to the Fair Market Value of the number of shares of Common Stock that correspond to the number of PSUs that have become vested on the applicable vesting date. The Participant acknowledges and agrees to notify the Company in writing if he or she sells any shares of Common Stock acquired pursuant to such settlement within one year of any such sale.
(b)
Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 6(a) hereof, the Company may defer such distribution until the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.
7.
Dividends; Rights as Stockholder. If the Company declares and pays a dividend in respect of its outstanding shares of Common Stock and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend (a “Subject Dividend”) in a bookkeeping account. On the date on which the Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof, the Company will pay the Participant an amount equal to (a) the aggregate value of the Subject Dividends, multiplied by (b) the number of PSUs that become earned on such date under this Agreement; provided that, any stock dividends will be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. For clarity, if any of the PSUs are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit all Subject Dividends, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Subject Dividends between the declaration and payment of the applicable dividends and the settlement of the Subject Dividends. Except as otherwise provided herein, the Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by any PSU unless and until the Participant has become the holder of record of such shares.
8.
Non-Transferability. No portion of the PSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PSUs as provided herein, unless and until Shares have been delivered in respect of vested PSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the PSUs to be Transferred; provided that, such Transfer will only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee; and, provided, further, that the PSUs may not be subsequently Transferred other than as permitted by the Committee in its sole discretion in accordance with the terms of the Plan and this Agreement, and will remain subject to the terms of the Plan and this Agreement.
9.
Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof. The parties agree to resolve any dispute relating to this Agreement using the provisions set forth in the Arbitration Agreement between Participant and the Company or any of its Affiliates (including, for the avoidance of doubt, arising from Appendix A); provided, however, that either party may request injunctive relief from a court of competent jurisdiction to address a breach of any provision contained in Appendix A, excluding, for the avoidance of doubt, Section 2 thereof.
10.
Withholding of Tax. The Company will have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. With the consent of the Committee, any minimum statutorily required withholding obligation incurred in connection with the settlement of the PSUs may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon settlement of the PSUs.
11.
Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant will, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 11.
12.
Entire Agreement; Amendment. Except as set forth in Section 1, this Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
13.
Notices. Any notice hereunder by the Participant will be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company will be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
14.
No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
15.
Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
16.
Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock hereunder will be subject to, and will comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company will not be obligated to issue the PSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
17.
Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from or in compliance with the applicable requirements of Section 409A of the Code and will be limited, construed and interpreted in accordance with such intent.
18.
Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant will not assign

(except in accordance with Section 8 hereof) any part of this Agreement without the prior express written consent of the Company.
19.
Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.
20.
Counterparts; Electronic Acceptance. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument. The parties agree that this Agreement may be executed by electronic means, including by electronic acceptance through an Internet portal.
21.
Further Assurances. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
22.
Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.
23.
Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy or resignation.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed (or electronically accepted, as applicable) this Agreement as of the date first written above.

RYAN SPECIALTY HOLDINGS, INC.

By:

Name: Patrick G. Ryan

Title: Chairman & CEO

THE PARTICIPANT

[●]

[Signature Page to Performance-Based Restricted Stock Agreement]

Appendix A

Restrictive Covenants and Confidentiality

24.
Non-Solicitation and Non-Accept. During the period of the Participant’s employment or services and for two years following the Participant’s Termination (the “Restricted Period”), the Participant shall not, directly or indirectly except in the furtherance of the Participant’s duties to the Company or any of its Affiliates (collectively, the “Ryan Group”), directly or indirectly, individually or on behalf of any other Person:
(a)
(i) solicit, entice, encourage or induce any Person who at any time during the Restricted Period shall have been an employee, consultant, agent or representative of any member of the Ryan Group with whom the Participant had contact during the Restricted Period (“Protected Party”) to become an employee, consultant, agent or representative of any other Person or (ii) approach any such Protected Party for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such Person in taking such action; provided that nothing in this Section 1(a) shall prohibit the Participant from receiving and considering any application for employment from any Protected Party who has not been solicited, enticed, encouraged or induced in violation of this Section 1(a);
(b)
solicit, entice, encourage, or induce any direct or indirect customer, client, referral source, Carrier (as defined below), administrator, licensor, vendor, insurer or other business relation of any member of the Ryan Group, including, without limitation, any insured, account, retail agent or retail broker (collectively, “Business Relations”), (i) to cease doing business with any member of the Ryan Group, (ii) to enter into any business relationship with any Person other than the members of the Ryan Group, or (iii) to interfere in any way with the relationship between any such Business Relation and the members of the Ryan Group (including, without limitation, making any negative or disparaging statements or communications regarding the members of the Ryan Group or their respective officers, directors, employees, principals, partners, members, managers, attorneys and representatives) or, in each case, assist any other Person in taking any such actions; provided that nothing in this Section 1(b) shall prohibit the Participant from servicing the business or accounts of any Business Relation who has not been solicited, enticed, encouraged or induced in violation of this Section 1(b). The covenant set forth in this Section 1(b) shall apply only to Business Relations which any member of the Ryan Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the relationship with the Business Relation. For the purposes hereof, “Carrier” means any insurance company, surety, benefit plan, insurance pool, risk retention group, reinsurer, Lloyd’s syndicate, ancillary benefit carrier, state fund or pool or other risk assuming entity in which any insurance, reinsurance or bond has been placed or obtained.
(c)
accept or service the business of any Business Relation, including, without limitation, in any way that would result in any such Business Relation (i) ceasing doing business with any member of the Ryan Group, (ii) entering into any business relationship with any Person other than the members of Ryan Group, or (iii) interfering in any way with the relationship between any such Business Relation and the members of the Ryan Group, or, in each case, assist any other Person in taking any such action. The covenant set forth in this Section 1(c) shall apply only to Business Relations which any member of the Ryan Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the placement or servicing of the Business Relation; or
(d)
accept or service any account of any Business Relation where the Participant participated in placing or servicing of such account, including, without limitation, in any way that would result in any such Business Relation not placing any such account with any member of the Ryan Group, or moving such account to any Person other than a member of the Ryan Group, or, in each case, assist any other Person in taking any such action. The restrictions in this Section 1(d) are in addition to, and should not be read in any way to limit, any other provision in this Section 1. The covenant set forth in this Section 1(d) shall apply only to accounts of Business Relations where any member of the Ryan Group brokered or otherwise professionally serviced or otherwise engaged such Business Relation in business within the 18 months prior to the Participant’s Termination. Further, this covenant shall apply only to accounts where the Participant participated in the placement or servicing of the account.
25.
Noncompetition. During the Restricted Period, the Participant shall not, directly or indirectly, provide any Competing Services to any business which competes anywhere in the Restricted Territory with any of the businesses of the Company or any of its Affiliates. Nothing herein shall prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Participant has no active participation in the business of such corporation. The Company waives its right to specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this, and only this, Section 2. In the event of a breach of this Section 2, the Company shall be entitled to recover an amount equal to the aggregate fair market value of the Shares received in settlement of the PSUs, as well as the Company’s costs (including reasonable attorneys’ fees and expenses) incurred in recovering such damages. For the avoidance of doubt, nothing herein shall limit the Company’s clawback rights. For these purposes, (a) “Competing Services” are (1) owning, managing, or controlling, or (2) consulting or rendering services similar to the services provided by the Participant to the Company or its Affiliates, and (b) the “Restricted Territory” is (1) the county(ies) where the Participant’s primary office was located and/or the location from which the Participant primarily worked during the two (2) years prior to the Participant’s Termination, (2) the counties where the primary office of each client or insured with whom Participant did business on behalf of the Company or its Affiliates is located, and (3) counties contiguous to the counties described in Sections 2(b)(1) and (2)(b)(2).
26.
Confidentiality. During the Restricted Period and thereafter, the Participant shall not use, disclose or divulge, furnish or make accessible to anyone, directly or indirectly, any Protected Information in any Unauthorized manner or for any Unauthorized purpose (as such terms are hereinafter defined).
(a)
As used in this Agreement, the term “Protected Information” shall mean trade secrets, confidential or proprietary information, and all other knowledge, know-how, information, documents or materials, owned, developed or possessed by any member of the Ryan Group whether in tangible or intangible form, pertaining to the business of the Ryan Group, the confidentiality of which such owner, developer or possessor takes reasonable measures to protect, including, but not limited to, the Ryan Group’s research, business relationships, products (including prices, costs, sales and content), plans for the development of new products, processes, techniques, finances, contracts, financial information or measures, business methods, business plans, data bases, computer programs, designs, models, operating procedures, knowledge of the organization, marketing strategies and methods, suppliers, customer preferences and contact persons, and the identities and roles of the key employees of, and other information owned, developed or possessed by, any member of the Ryan Group; provided, however, that Protected Information shall not include: (i) information that shall become generally known to the public without violation of this Section 3, and (ii) information that is disclosed to the Participant after the Participant’s Termination by another party who is under no obligation of confidentiality and has a bona fide right to disclose the information.
(b)
As used in this Agreement, the term “Unauthorized” shall mean: (i) in contravention of the Ryan Group’s policies or procedures; (ii) otherwise inconsistent with the measures of a member of the Ryan Group to protect its interests, in each case in its Protected Information; (iii) in contravention of any duty existing under law or contract or (iv) without the prior written consent of the Board. Notwithstanding anything to the contrary contained in this Section 3, in the event that the Participant is required to disclose any Protected Information by court order or decree or in compliance with the rules and regulations of a governmental agency or in compliance with law, the Participant will provide the Company with prompt notice of such required disclosure so that the Company may seek an appropriate protective order and/or waive the Participant’s compliance with the provisions of this Section 3. If, in the absence of a protective order or the receipt of a waiver hereunder, the Participant is advised by the Participant’s counsel that such disclosure is required to comply with such court order, decree, rule, regulation or law, the Participant may disclose such information without liability hereunder.
27.
Ryan Group Property. The Participant agrees that all memoranda, notes, records, papers or other documents and all copies thereof, computer disks, computer software programs and the like (collectively, “documents”) relating to the operations or businesses of the Ryan Group (even if prepared by the Participant) and involving Protected Information, in any way obtained by the Participant during any period in which the Participant provides services as an employee of any member of the Ryan Group shall be the property of such member of the Ryan Group, as applicable. Except for use for the benefit of the Ryan Group, the Participant shall not copy or duplicate any of the aforementioned documents or objects, nor remove them from the Ryan Group’s facilities. The Participant shall comply with any and all procedures which any member of the Ryan Group may adopt from time to time to preserve the confidentiality of Protected Information and the confidentiality of property of the types described immediately above, whether or not such property contains a legend indicating its confidential nature. Upon the Participant’s Termination for any reason whatsoever and at any other time upon any member of Ryan Group’s request (including the Participant ceasing to provide services to any member of the Ryan Group), the Participant (or the Participant’s personal representative) shall deliver to the Company all property described in this Section 4 which is in the Participant’s possession or control. The Participant hereby acknowledges that upon the Participant’s Termination, the Company may deem it advisable to, and shall be entitled to, serve notice on the Participant’s new employer that the Participant has had access to or been exposed to certain Protected Information and that the Participant has continuing obligations under the terms of this Agreement not to disclose such information. The Participant hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by the Participant while employed by or on behalf of the Company or its Affiliates and (b) either (i) relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any of equipment, supplies, facilities, assets or resources of the Company or any of its Affiliates (including any intellectual property rights) (“Work Product”). The Participant shall disclose in an appropriate timeframe such Work Product, if any, to the Board (or such person as designated by the Board) and perform, at the expense of the Company, all actions reasonably requested by the Board (whether during or after the Participant’s employment or services) to establish and confirm the Company’s ownership of the Work Product (including assignments, consents, powers of attorney, applications and other instruments). The Participant is hereby advised that this Section 4 does not apply to (and Work Product shall not include) an invention for which no equipment, supplies, facilities, or trade secret information of the Company or any of its Affiliates was used and which was developed entirely on the Participant’s own time, unless (x) the invention relates (i) to the business of the Company and/or its Affiliates, or (ii) to the Company’s or any of its Affiliates’ actual or demonstrably anticipated research or development, or (y) the invention results from any work performed by the Participant for the Company or any of its Affiliates.

28.
Enforceability.
(a)
Any covenant contained in this Appendix A that is unenforceable under applicable law shall not apply to the Participant.
(b)
The Participant acknowledges that the Participant has carefully considered the nature and extent of the restrictions upon him/her and the rights and remedies conferred upon the Company and its Affiliates under this Agreement, and hereby acknowledges and agrees that (i) the terms and conditions of this Agreement (A) are, in light of the circumstances, fair and reasonable as to type, scope and period of time, and are reasonably required for the protection of the Company and its Affiliates and the goodwill associated with the business of the Company and/or its Affiliates, (B) are designed to eliminate activities which otherwise would be unfair to the Company and its Affiliates, (C) do not stifle the inherent skill and experience of the Participant, (D) would not operate as a bar to the Participant’s sole means of support, (E) are fully required to protect the legitimate interests of the Company and its Affiliates, (F) do not confer a benefit upon the Company or its Affiliates disproportionate to the detriment to the Participant or the benefits otherwise afforded the Participant by this Agreement and (G) are necessary to protect the legitimate business interests of the Company and its Affiliates and their respective businesses, officers, directors and employees, (ii) the Company and its Affiliates have extensive trade secrets and other Protected Information with which the Participant will become familiar as a necessary component of the Participant’s status as an equityholder of the Company or any of its Affiliates and employment or services with the Ryan Group, (iii) the value of the Company’s and its Affiliates’ trade secrets and other Protected Information arises from the fact that such information is not generally known in the marketplace, (iv) the Company’s and its Affiliates’ trade secrets and other Protected Information will have continuing vitality throughout and beyond the Restricted Period, (v) the Participant will have such sufficient knowledge of the Company’s and its Affiliates’ trade secrets and other Protected Information that, if the Participant were to compete with the Company or its Affiliates during the Restricted Period, the Participant would inevitably rely (consciously or unconsciously) on such trade secrets and other Protected Information causing irreparable harm to the Company and its Affiliates, (vi) the covenants in this Agreement are reasonable with respect to their duration, geographical area, and scope and are no broader than is necessary to protect the Company’s and its Affiliates’ legitimate business interests, and that those covenants do not impose an undue hardship on the Participant or unduly restrain the Participant’s ability to earn a livelihood and (vii) the covenants in this Agreement are given in consideration for the compensation contemplated to be provided hereunder.
(c)
It is the intent of the Participant and the Company that this Appendix A be enforceable to the maximum extent permitted by applicable law, and that the Company and each of its Affiliates be third party beneficiaries hereof. Therefore, if any provision of this Appendix A as presently written shall be construed to be illegal, invalid or unenforceable by a court or tribunal of competent jurisdiction, said illegal, invalid or unenforceable provision shall be deemed to be amended and shall be construed by the court or tribunal to have the broadest type, scope and duration permissible under applicable law and if no validating construction is possible, shall be severable from the rest of this Agreement, and the validity, legality or enforceability of the remaining provisions of this Appendix A shall not in any way be affected or impaired thereby. Because the services of the Participant are unique and because the Participant has access to Protected Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Appendix A other than Section 2. Therefore, in the event of a breach or threatened breach of this Agreement other than Section 2 of this Appendix A, each of the Company, its Affiliates and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Participant of Section 1, the Restricted Period shall be tolled with respect to such section until such breach or violation has been duly cured. The covenants contained in this Appendix A are independent of the other obligations under this

Agreement and the Company’s breach of any term of this Agreement or any other agreement with the Participant (or any of the Company’s or its Affiliates’ breach of any other agreement with the Participant) shall not have any effect on the Participant’s obligations hereunder.
(d)
The provisions of this Appendix A shall survive the termination of the Participant’s employment or services with the Ryan Group, irrespective of the reason therefore and shall be enforceable by any member of the Ryan Group (or their successors or assigns).

Appendix B

Performance Vesting Conditions and Methodology for Delta PSUs

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B-1